Exhibit 99.1

WESTERN ASSET MORTGAGE CAPITAL CORPORATION
ANNOUNCES THIRD QUARTER 2019 RESULTS

Conference Call and Webcast Scheduled for Tomorrow, Wednesday, November 6, 2019 at
11:00 a.m. Eastern Time/8:00 a.m. Pacific Time

Pasadena, CA, November 5, 2019 – Western Asset Mortgage Capital Corporation (the “Company” or "WMC") (NYSE: WMC) today reported its results for the third quarter ended September 30, 2019.

THIRD QUARTER 2019 FINANCIAL HIGHLIGHTS

▪	September 30, 2019 book value per share of $10.60, net of third quarter common dividend of $0.31 per share declared on September 19, 2019.

▪	GAAP net income of $19.7 million, or $0.37 per basic and diluted share.

▪	Core earnings of $15.0 million, or $0.28 per basic and diluted share.[1]

▪	Economic return on book value was 3.8% for the quarter.[1,2]

▪	1.69% annualized net interest margin on our investment portfolio. [1,3,4]

▪	5.4x leverage excluding non-recourse debt as of September 30, 2019 (8.0x leverage including non-recourse debt).

OTHER THIRD QUARTER 2019 HIGHLIGHTS

▪	Issued $40.0 million aggregate principal amount of 6.75% convertible senior unsecured notes.

▪	Sold $562.3 of Agency MBS investments.

▪	Redeployed the capital to acquire $564.6 million of investments, consisting of:

*	$237.5 million in Agency CMBS

*	$129.7 million in Commercial Loans

*	$80.7 million in Residential Whole Loans

*	$108.7 million in Non-Agency CMBS

*	$7.9 million in GSE Risk Transfer Securities

1  Non – GAAP measure.
2  Economic return is calculated by taking the sum of: (i) the total dividends declared; and (ii) the change in book value during the period and dividing by the beginning book value.
3   Includes interest-only securities accounted for as derivatives and the cost of interest rate swaps.
4 Excludes the consolidation of VIE trusts required under GAAP.

MANAGEMENT COMMENTARY

“I am very pleased to report that we delivered an economic return on book value of 3.8% for the quarter and 10.3% for the first nine months of 2019, in a market environment that continues to experience interest rate volatility.” said Jennifer Murphy, Chief Executive Officer of the Company. "Our solid performance for the quarter and year-to-date is the result of the strength of our diversified portfolio and our differentiated investment strategy. Our third quarter dividend remained stable at $0.31 per share for the fourteenth quarter in a row, reflecting our commitment to our long-term goal of generating attractive total returns for our shareholders, while also providing for greater book value stability.” said Ms. Murphy.

“We are pleased to have issued an additional $40.0 million of our 6.75% convertible senior unsecured notes due 2022 under our existing indenture, allowing us to further invest in our target assets, which we believe will enable us to enhance the overall earnings potential of the portfolio. The offering also supports our long term goal of growing the Company to achieve increased scale, which we believe will benefit shareholders over time,” Ms. Murphy added.

Harris Trifon, Chief Investment Officer of the Company, commented, “Our positive performance for the third quarter and year-to-date were driven by contributions across our diverse holdings in a number of subsectors of the mortgage market and reflect our efforts to increase our exposure to credit sensitive investments while also complementing these holdings with exposure to Agency MBS. We invested the proceeds from our May equity offering and our August debt offering relatively quickly, acquiring more of our target assets. During the quarter, we acquired $565 million of target assets, including $238 million of Agency MBS and $327 million of credit sensitive investments, consisting primarily of Residential Whole Loans, Commercial Whole Loans, Non-Agency CMBS and GSE Risk Transfer Securities, all areas where we continue to see opportunities to achieve attractive risk-adjusted returns."

“Our current expectations are for continued, yet moderate, U.S. economic growth along with subdued inflation expectations and an accommodative Federal Reserve monetary policy. We believe that credit spread sectors will continue to perform well in this environment and we will remain focused on our active approach to seeking the best relative value within our target universe. As such, we believe that our strategy of holding a diverse investment portfolio, with our focus on risk management, positions us well to continue generating favorable risk-adjusted returns for our shareholders,” concluded Mr. Trifon.

OPERATING RESULTS

The below table reflects a summary of our operating results:

	For the Three Months Ended
GAAP Results	September 30, 2019	June 30, 2019	March 31, 2019
	(in thousands-except share and per share data)

Net Interest Income	$16,570	$15,860	$15,633
Other Income (Loss):
Realized gain (loss) on sale of investments, net	21,399	(8)	(5,105)
Other than temporary impairment	(1,819)	(3,295)	(1,232)
Unrealized gain (loss), net	35,030	74,614	50,781
Gain (loss) on derivative instruments, net	(47,056)	(71,530)	(27,148)
Other, net	918	532	236
Other Income (loss)	8,472	313	17,532
Total Expenses	5,377	5,081	5,277
Income (loss) before income taxes	19,665	11,092	27,888
Income tax provision (benefit)	(55)	478	12
Net income (loss)	$19,720	$10,614	$27,876

Net income (loss) per Common Share – Basic/Diluted	$0.37	$0.21	$0.58
Non-GAAP Results
Core earnings (1)	$15,014	$15,758	$15,492
Core earnings per Common Share – Basic/Diluted	$0.28	$0.31	$0.32
Weighted average yield(2)(4)	4.53%	4.94%	5.17%
Effective cost of funds(3)(4)	3.05%	2.94%	3.25%
Annualized net interest margin(2)(3)(4)	1.69%	2.14%	2.36%

(1)          For a reconciliation of GAAP Income to Core earnings, please refer to the Reconciliation of Core Earnings at the end of this press release.
(2)          Includes interest-only securities accounted for as derivatives.
(3)          Includes the net amount paid, including accrued amounts for interest rate swaps and premium amortization for MAC interest rate swaps during the periods.
(4) Excludes the consolidation of VIE trusts required under GAAP.

Portfolio Composition

As of September 30, 2019, the Company owned an aggregate investment portfolio with a fair market value totaling $5.0 billion. The following tables sets forth additional information regarding the Company’s investment portfolio as of September 30, 2019:

Portfolio Characteristics

Agency Portfolio

The following table summarizes certain characteristics of our Agency portfolio by investment category as of September 30, 2019 (dollars in thousands):

	Principal Balance	Amortized Cost	Fair Value	Net Weighted Average Coupon
Agency CMBS	$1,659,501	$1,690,898	$1,803,058	3.3%
Agency CMBS Interest-Only Strips, accounted for as derivatives	N/A	N/A	3,691	0.4%
Total Agency CMBS	1,659,501	1,690,898	1,806,749	3.0%

Agency RMBS	352,717	358,439	365,286	3.5%
Agency RMBS Interest-Only Strips	N/A	9,209	10,940	2.6%
Agency RMBS Interest-Only Strips, accounted for as derivatives	N/A	N/A	5,869	3.0%
Total Agency RMBS	352,717	367,648	382,095	3.2%

Total	$2,012,218	$2,058,546	$2,188,844	3.1%

Credit Sensitive Portfolio

The following table summarizes certain characteristics of our credit sensitive portfolio by investment category as of September 30, 2019 (dollars in thousands):

	Principal Balance	Amortized Cost	Fair Value	Weighted Average Coupon(1)
Non-Agency RMBS	$53,022	$37,029	$38,673	4.8%
Non-Agency RMBS IOs and IIOs	N/A	8,396	8,582	0.6%
Non-Agency CMBS	327,339	286,402	291,748	5.2%
Residential Whole Loans	1,169,131	1,188,099	1,209,237	5.2%
Residential Bridge Loans(2)	54,466	54,529	53,373	9.4%
Securitized Commercial Loans(1)	698,484	700,746	701,835	5.0%
Commercial Loans	442,032	441,103	442,032	7.5%
Other Securities	73,220	76,758	83,012	7.0%
	$2,817,694	$2,793,062	$2,828,492	4.4%

(1) In March 2019, the Company acquired $65.3 million of Non-Agency CMBS securities which resulted in the consolidation of a variable interest entity and the recording of a $904 million securitized commercial loan and $838 million of securitized debt. As of September 30, 2019, the fair value of the securitized loan was $677.6 million and the fair value securitized debt was $677.6 million.
(2) Includes Residential Bridge Loans carried at amortized cost of $5.3 million as of September 30, 2019. The fair value of these loans was $5.2 million as of September 30, 2019.

PORTFOLIO FINANCING AND HEDGING

Financing Activity

Repurchase Agreements

As of September 30, 2019, the Company had borrowings under 20 of its 33 master repurchase agreements. The following table sets forth additional information regarding the Company’s portfolio financing under the master repurchase agreements, which includes the outstanding balance under our $700 million residential whole loan and $150 million commercial whole financing facilities, as of September 30, 2019 (dollars in thousands):

	Outstanding Borrowings	Weighted Average Interest Rate	Weighted Average Remaining Days to Maturity
Short Term Borrowings:
Agency RMBS	$366,488	2.31%	49
Agency CMBS	1,640,190	2.36%	29
Non-Agency RMBS	31,071	3.67%	8
Non-Agency CMBS	201,751	3.28%	28
Residential Whole-Loans	10,854	3.96%	36
Residential Bridge Loans	50,092	4.26%	28
Commercial Loans	137,821	4.33%	28
Securitized Commercial Loan	32,893	3.13%	9
Other Securities	57,061	3.55%	30
Subtotal	2,528,221	2.63%	31
Long Term Borrowings
Residential Whole-Loans (1)	271,887	3.68%	653
Commercial Loans (1)	125,000	4.29%	641
Subtotal	396,887	3.87%	649

Total	$2,925,108	2.80%	115

(1) Certain Residential Whole Loans and Commercial Loans were financed under two longer term financing facilities. These facilities automatically roll until such time as they are terminated or until certain conditions of default. The weighted average remaining maturity days was calculated using expected weighted life of the underlying collateral.

Convertible Senior Unsecured Notes

In August 2019, the Company issued $40.0 million aggregate principal amount of its 6.75% convertible senior unsecured notes due 2022 (the "Reopened Notes") for net proceeds of $38.8 million. The Reopened Notes have substantially identical terms as the existing notes issued in October 2017.

At September 30, 2019, the Company had $155 million aggregate principal amount of 6.75% convertible senior unsecured notes outstanding. The notes mature on October 1, 2022, unless earlier converted, redeemed or repurchased by the holders pursuant to their terms, and are not redeemable by the Company except during the final three months prior to maturity. The initial conversion rate was 83.1947 shares of common stock per $1,000 principal amount of notes and represented a conversion price of $12.02 per share of common stock.

Mortgage-Backed Notes

The following table summarizes the residential mortgage-backed notes issued by the Company's securitization trust (the "Arroyo Trust") at September 30, 2019 (dollars in thousands):

Classes	Principal Balance	Coupon	Carrying Value	Contractual Maturity
Offered Notes:(1)
Class A-1	$733,440	3.3%	$733,438	4/25/2049
Class A-2	39,299	3.5%	39,298	4/25/2049
Class A-3	62,261	3.8%	62,259	4/25/2049
Class M-1	25,055	4.8%	25,055	4/25/2049
	860,055		860,050
Less: Deferred Financing Cost	N/A		5,491
Total	$860,055		$854,559
(1) The subordinate notes were retained by the Company.

The securitized debt of the Arroyo Trust can only be settled with the residential loans that serve as collateral for the securitized debt and are non-recourse to the Company.

Derivatives Activity

Interest Rates Swaps

At September 30, 2019, the Company had $3.5 billion notional value of pay-fixed interest rate swaps and $997.2 million notional value of variable pay rate swaps, which have variable maturities between May 2, 2020 and June 13, 2039.

The following tables summarize the average fixed pay rate, average floating receive rate and average maturity for the Company’s fixed pay interest rate swaps as of September 30, 2019 (dollars in thousands):

Remaining Interest Rate Swap Term	Notional Value	Average Fixed Pay Rate	Average Floating Receive Rate	Average Maturity (Years)
1 year or less	$200,000	1.8%	2.3%	0.7
Greater than 3 years and less than 5 years	1,182,500	2.5%	2.2%	4.4
Greater than 5 years	2,137,100	2.3%	2.2%	9.0
Total	$3,519,600	2.4%	2.2%	7.0

The following table summarizes the average variable pay rate, average fixed receive rate and average maturity for the Company’s variable pay interest rate swaps as of September 30, 2019 (dollars in thousands):

Remaining Interest Rate Swap Term	Notional Amount	Average Variable Pay Rate	Average Fixed Receive Rate	Average Maturity (Years)
Greater than 1 year and less than 3 years	$225,000	2.3%	2.4%	1.6
Greater than 5 years	772,200	2.2%	2.3%	8.3
Total	$997,200	2.3%	2.4%	6.8

Other Derivatives Instruments

The following table summarizes the Company’s other derivative instruments at September 30, 2019 (dollars in thousands):

Other Derivative Instruments	Notional Amount	Fair Value
Futures contracts, asset	$60,300	$808
Credit default swaps, asset	60,100	2,884
Other derivative instruments, assets		3,692

Futures contracts, liability	$65,400	$(1,518)
Credit default swaps, liability	90,900	(6,502)
Total other derivative instruments, liabilities		(8,020)
Total other derivative instruments, net		$(4,328)

DIVIDEND

On September 19, 2019, the Company declared a regular cash dividend of $0.31 per share for each common share. Since its inception in May 2012, the Company has declared and paid total dividends of $17.47 per share in a combination of cash and stock.

CONFERENCE CALL

The Company will host a conference call with a live webcast tomorrow, November 6, 2019 at 11:00 a.m. Eastern Time/8:00 a.m. Pacific Time, to discuss financial results for the third quarter 2019.

Individuals interested in participating in the conference call may do so by dialing (866) 235-9914 from the United States, or (412) 902-4115 from outside the United States and referencing “Western Asset Mortgage Capital Corporation.” Those interested in listening to the conference call live via the Internet may do so by visiting the Investor Relations section of the Company’s website at www.westernassetmcc.com.

The Company is enabling investors to pre-register for the earnings conference call so that they can expedite their entry into the call and avoid the need to wait for a live operator. In order to pre-register for the call, investors can visit http://dpregister.com/10135841 and enter in their contact information. Investors will then be issued a personalized phone number and pin to dial into the live conference call. Individuals can pre-register any time prior to the start of the conference call tomorrow.

A telephone replay will be available through November 21 , 2019 by dialing (877) 344-7529 from the United States, or (412) 317-0088 from outside the United States, and entering conference ID 10135841. A webcast replay will be available for 90 days.

ABOUT WESTERN ASSET MORTGAGE CAPITAL CORPORATION

Western Asset Mortgage Capital Corporation is a real estate investment trust that invests in, acquires and manages a diverse portfolio of assets consisting of Agency CMBS, Agency RMBS, Non-Agency RMBS, Non-Agency CMBS, ABS, GSE Risk Transfer Securities, Residential Whole and Bridge Loans and Commercial Loans. The Company’s investment strategy may change, subject to the Company’s stated investment guidelines, and is based on its manager Western Asset Management Company, LLC's perspective of which mix of portfolio assets it believes provide the Company with the best risk-reward opportunities at any given time. The Company is externally managed and advised by Western Asset Management Company, LLC, an investment advisor registered with the Securities and Exchange Commission and a wholly-owned subsidiary of Legg Mason, Inc. Please visit the Company’s website at www.westernassetmcc.com.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements.”  Operating results are subject to numerous conditions, many of which are beyond the control of the Company, including, without limitation, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; general economic conditions; market conditions; conditions in the market for mortgage related investments; legislative and regulatory changes that could adversely affect the business of the Company; and other factors, including those set forth in the Risk Factors section of the Company’s annual report on Form 10-K for the period ended December 31, 2018 filed with the Securities and Exchange Commission (“SEC”). The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with GAAP, this release includes certain non-GAAP financial information, including core earnings, core earnings per share, drop income and drop income per share and certain financial metrics derived from non-GAAP information, such as weighted average yield, including IO securities; weighted average effective cost of financing, including swaps; weighted average net interest margin, including IO securities and swaps, which constitute non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC. We believe that these measures presented in this release, when considered together with GAAP financial measures, provide information that is useful to investors in understanding our borrowing costs and net interest income, as viewed by us.  An analysis of any non-GAAP financial measure should be made in conjunction with results presented in accordance with GAAP.

###

Investor Relations Contact:	Media Contact:
Larry Clark	Tricia Ross
Financial Profiles, Inc.	Financial Profiles, Inc.
(310) 622-8223	(310) 622-8226
lclark@finprofiles.com	tross@finprofiles.com

-Financial Tables to Follow-

Western Asset Mortgage Capital Corporation and Subsidiaries
Consolidated Balance Sheets
(in thousands—except share and per share data)
(Unaudited)

	September 30, 2019	December 31, 2018
Assets:
Cash and cash equivalents	$50,157	$21,987
Restricted cash	36,456	55,808
Agency mortgage-backed securities, at fair value ($2,119,013 and $1,505,979 pledged as collateral, at fair value, respectively)	2,188,844	1,505,979
Non-Agency mortgage-backed securities, at fair value ($317,690 and $237,107 pledged as collateral, at fair value, respectively)	339,003	250,856
Other securities, at fair value ($82,875 and $59,780 pledged as collateral, at fair value, respectively)	83,012	59,906
Residential Whole Loans, at fair value ($1,209,237 and $1,041,885 pledged as collateral, at fair value, respectively)	1,209,237	1,041,885
Residential Bridge Loans ($48,054 and $211,999 at fair value and $50,675 and $221,486 pledged as collateral, respectively)	53,373	221,719
Securitized commercial loans, at fair value	701,835	1,013,511
Commercial Loans, at fair value ($422,032 and $196,123 pledged as collateral, at fair value, respectively)	442,032	216,123
Investment related receivable	32,033	42,945
Interest receivable	18,801	21,959
Due from counterparties	90,156	39,623
Derivative assets, at fair value	4,037	2,606
Other assets	5,505	2,488
Total Assets (1)	$5,254,481	$4,497,395

Liabilities and Stockholders’ Equity:
Liabilities:
Repurchase agreements, net	$2,925,108	$2,818,837
Convertible senior unsecured notes, net	148,542	110,060
Securitized debt, net ($612,282 and $949,626 at fair value and $75,095 and $246,802 held by affiliates, respectively)	1,466,841	949,626
Interest payable (includes $386 and $816 on securitized debt held by affiliates, respectively)	9,734	8,532
Investment related payables	71,146	—
Due to counterparties	2,096	17,781
Derivative liability, at fair value	8,088	10,130
Accounts payable and accrued expenses	3,585	3,858
Payable to affiliate	2,026	4,615
Dividend payable	16,499	14,916
Other liabilities	36,456	56,031
Total Liabilities (2)	$4,690,121	$3,994,386

Commitments and contingencies

Stockholders’ Equity:
Common stock: $0.01 par value, 500,000,000 shares authorized, 53,224,379 and 48,116,379 outstanding, respectively	532	481
Preferred stock, $0.01 par value, 100,000,000 shares authorized and no shares outstanding	—	—
Additional paid-in capital	884,978	833,810
Retained earnings (accumulated deficit)	(321,150)	(331,282)
Total Stockholders’ Equity	564,360	503,009
Total Liabilities and Stockholders’ Equity	$5,254,481	$4,497,395

Western Asset Mortgage Capital Corporation and Subsidiaries
Consolidated Balance Sheets (Continued)
(in thousands—except share and per share data)
(Unaudited)

	September 30, 2019	December 31, 2018
(1) Assets of consolidated VIEs included in the total assets above:
Cash and cash equivalents	$1,959	$674
Restricted Cash	36,456	55,808
Residential Whole Loans, at fair value ($1,209,237 and $1,041,885 pledged as collateral, at fair value, respectively)	1,209,237	1,041,885
Residential Bridge Loans ($46,159 and $211,766 at fair value and $50,675 and $221,486 pledged as collateral, respectively)	50,675	221,486
Securitized commercial loan, at fair value	701,835	1,013,511
Commercial Loans, at fair value ($212,032 and $196,123 pledged as collateral, at fair value, respectively)	212,032	196,123
Investment related receivable	32,033	42,945
Interest receivable	9,712	15,540
Other assets	253	178
Total assets of consolidated VIEs	$2,254,192	$2,588,150

(2) Liabilities of consolidated VIEs included in the total liabilities above:
Securitized debt, net ($612,282 and $949,626 at fair value and $75,095 and $246,802 held by affiliates, respectively)	$1,466,841	$949,626
Interest payable (includes $386 and $816 on securitized debt held by affiliates, respectively)	3,714	2,419
Accounts payable and accrued expenses	288	708
Other liabilities	36,456	56,033
Total liabilities of consolidated VIEs	$1,507,299	$1,008,786

Western Asset Mortgage Capital Corporation and Subsidiaries
Consolidated Statements of Operations
(in thousands—except share and per share data)
 (Unaudited)

	Three months ended
	September 30, 2019	June 30, 2019	March 31, 2019
Net Interest Income
Interest income	$55,652	$53,818	$52,033
Interest expense (includes $964, $1,106 and $2,338 on securitized debt held by affiliates, respectively)	39,082	37,958	36,400
Net Interest Income	16,570	15,860	15,633

Other Income (Loss)
Realized gain (loss) on sale of investments, net	21,399	(8)	(5,105)
Other than temporary impairment	(1,819)	(3,295)	(1,232)
Unrealized gain (loss), net	35,030	74,614	50,781
Gain (loss) on derivative instruments, net	(47,056)	(71,530)	(27,148)
Other, net	918	532	236
Other Income (Loss)	8,472	313	17,532

Expenses
Management fee to affiliate	1,800	1,832	1,735
Other operating expenses	1,589	1,253	1,598
General and administrative expenses:
Compensation expense	671	705	544
Professional fees	973	761	1,215
Other general and administrative expenses	344	530	185
Total general and administrative expenses	1,988	1,996	1,944
Total Expenses	5,377	5,081	5,277

Income before income taxes	19,665	11,092	27,888
Income tax provision (benefit)	(55)	478	12
Net income (loss)	$19,720	$10,614	$27,876

Net income (loss) per Common Share – Basic	$0.37	$0.21	$0.58
Net income (loss) per Common Share – Diluted	$0.37	$0.21	$0.58

Reconciliation of GAAP Net Income to Non-GAAP Core Earnings
(in thousands—except share and per share data)
(Unaudited)

The table below reconciles Net Income to Core Earnings for the three months ended September 30, 2019, June 30, 2019 and March 31, 2019:

	Three months ended
(dollars in thousands)	September 30, 2019	June 30, 2019	March 31, 2019
Net Income	$19,720	$10,614	$27,876
Income tax provision (benefit)	(55)	478	12
Net Income before income taxes	19,665	11,092	27,888

Adjustments:
Investments:
Unrealized (gain) loss on investments, securitized debt and other liabilities	(35,030)	(74,614)	(50,781)
Other than temporary impairment	1,819	3,295	1,232
Realized (gain) loss on sale of investments	(21,399)	8	5,105
One-time transaction costs	531	130	269

Derivative Instruments:
Net realized (gain) loss on derivatives	51,577	65,025	42,885
Net unrealized (gain) loss on derivatives	(2,499)	10,519	(11,313)

Amortization of discount on convertible senior unsecured notes	186	138	137
Non-cash stock-based compensation	164	165	70
Total adjustments	(4,651)	4,666	(12,396)
Core Earnings	$15,014	$15,758	$15,492
Basic and Diluted Core Earnings per Common Share and Participating Securities	$0.28	$0.31	$0.32
Basic and Diluted Core Earnings plus Drop Income per Common Share and Participating Securities	$0.28	$0.31	$0.32
Basic weighted average common shares and participating securities	53,376,531	50,823,683	48,236,647
Diluted weighted average common shares and participating securities	53,376,531	50,823,683	48,236,647

Alternatively, our Core Earnings can also be derived as presented in the table below by starting net interest income adding interest income on Interest-Only Strips accounted for as derivatives and other derivatives, and net interest expense incurred on interest rate swaps and foreign currency swaps and forwards (a Non-GAAP financial measure) to arrive at adjusted net interest income. Then subtracting total expenses, adding non-cash stock based compensation, adding one-time transaction costs, adding amortization of discount on convertible senior notes and adding interest income on cash balances and other income (loss), net:

	Three months ended
(dollars in thousands)	September 30, 2019	June 30, 2019	March 31, 2019
Net interest income	$16,570	$15,860	$15,633
Interest income from IOs and IIOs accounted for as derivatives	133	164	189
Net interest income from interest rate swaps	1,715	3,850	4,283
Adjusted net interest income	18,418	19,874	20,105
Total expenses	(5,377)	(5,081)	(5,277)
Non-cash stock-based compensation	164	165	70
One-time transaction costs	531	130	269
Amortization of discount on convertible unsecured senior notes	186	138	137
Interest income on cash balances and other income (loss), net	1,092	532	188
Core Earnings	$15,014	$15,758	$15,492

Reconciliation of Interest Income and Effective Cost of Funds
(dollars in thousands)
(Unaudited)

The following table reconciles total interest income to adjusted interest income which includes interest income on Agency and Non-Agency Interest-Only Strips classified as derivatives (Non-GAAP financial measure) for the three months ended September 30, 2019, June 30, 2019 and March 31, 2019:

	Three months ended
(dollars in thousands)	September 30, 2019	June 30, 2019	March 31, 2019
Coupon interest income	$60,411	$57,792	$54,771
Premium amortization, discount accretion and amortization of basis, net	(4,759)	(3,974)	(2,738)
Interest income	55,652	53,818	52,033
Contractual interest income, net of amortization of basis on Agency and Non-Agency Interest-Only Strips, classified as derivatives(1):
Coupon interest income	723	819	784
Amortization of basis	(590)	(655)	(595)
Subtotal	133	164	189
Total adjusted interest income	$55,785	$53,982	$52,222

(1)                Reported in "Gain (loss) on derivative instruments, net" in the Consolidated Statements of Operations.

The following table reconciles the Effective Cost of Funds (Non-GAAP financial measure) with interest expense for three months ended September 30, 2019, June 30, 2019 and March 31, 2019:

	Three months ended
	September 30, 2019		June 30, 2019		March 31, 2019
(dollars in thousands)	Reconciliation	Cost of Funds/Effective Borrowing Costs	Reconciliation	Cost of Funds/Effective Borrowing Costs	Reconciliation	Cost of Funds/Effective Borrowing Costs
Interest expense	$39,082	3.35%	$37,958	3.54%	$36,400	3.94%
Adjustments:
Interest expense on Securitized debt from consolidated VIEs[1]	(6,657)	(4.18)%	(8,215)	(4.26)%	(9,157)	(4.22)%
Net interest (received) paid - interest rate swaps	(1,715)	(0.15)%	(3,850)	(0.36)%	(4,283)	(0.46)%
Effective Borrowing Costs	$30,710	3.05%	$25,893	2.94%	$22,960	3.25%
Weighted average borrowings	$4,000,534		$3,527,942		$2,868,327
(1)    Excludes third-party sponsored securitized debt interest expense.